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                                                                    Exhibit 99.1
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                  Open Market and FutureTense Finalize Merger

First to Offer Open, Integrated Set of E-business Applications for Managing Online Content, Commerce and Customer Relationships

BURLINGTON, Mass., Oct. 18/PR Newswire/ - Open Market (NASDAQ: OMKT-news) the market share leader in Internet commerce software, today announced the completion of its merger with FutureTense, Inc., a privately held leader in Internet content management and delivery software. Open Market will now be the first company to offer enterprises worldwide an integrated set of e-business applications for managing online content, commerce and customer relationships based on an open application server architecture. With Open Market's e-business applications, enterprises can develop dynamic Web sites that increase revenue and deliver online customers a rich, personalized experience.

"Starting today, there's a new category of Internet software: the e-business application set," said Gary Eichhorn, CEO of Open Market. "Companies need complete e-business solutions and they don't have the time and money to waste either building the solutions themselves, or integrating packages from multiple vendors. Only a set of open, integrated e-business applications that manage content, commerce and customer relationships can offer the kind of speed, power, and flexibility customers need to keep their Web sites running as fast as their business."

Under the terms of the agreement, Open Market is issuing 7,346,210 shares of its common stock to the holders of outstanding FutureTense stock. In addition, Open Market is assuming employee options and warrant to acquire FutureTense stock that will convert into options to acquire 1,124,628 shares of Open Market common stock. A substantial portion of these options are exercisable immediately upon the closing of the transaction. As of the close of trading Friday, the common stock issued by Open Market had an aggregate market value of approximately $96,419,006 and Open Market issued options to acquire Open Market stock valued at $14,760,743. The company intends to account for this transaction as a pooling of interests.

Open Market + FutureTense = Open, Complete and Integrated Set of E-business Applications for Users Worldwide

Open Market's set of e-business applications offers robust, proven applications for both commerce and content management, with customer relationship management functionality. As the first company to offer a complete set of integrated e-business applications, the Open Market-FutureTense combination is already providing organizations with a fast way to obtain a comprehensive, reliable and integrated e-business solution. It alleviates the time and cost for enterprises to integrate proprietary technology from multiple vendors or adjust their own systems. In addition, Open Market's e-business applications ease deployment and reduce ongoing support so companies can quickly create and maintain their businesses online with dynamic Web sites that offer a rich, personalized, and seamless buying experience for their online customers.
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Unlike proprietary competitive offerings, the Open Market e-business applications set is based on the open Netscape Application Server and distributed commerce architecture. This allows for a highly scalable system that can easily accommodate increased traffic or changes in online business requirements. With an application-server-neutral approach, Open Market's e-business applications are flexible and extensible, lowering the total cost of ownership and deployment for customers over competing systems.

"To truly utilize the Web for managing all customer interaction, companies need business model flexibility that provides scalability, reliability, and high availability," said B.C. Krishna, Open Market's chief technology officer. "Our open and distributed architecture provides all of the above and allows customers to easily add several Web presences with different business models without re-creating the system as they would with proprietary offerings. For IT departments, that flexibility and adaptability is a key 'buy button' for eBusiness."

Product Roadmap

Open Market's set of e-business applications, available now, is comprised of the company's Transact commerce application and FutureTense's IPS content management and delivery application. The open and flexible architecture on which both products are based enable easy integration and fast deployment today. Further development efforts will provide tighter integration and enhanced marketing and personalization functionality across both commerce and content applications. Transact and IPS will continue to evolve and be enhanced as standalone applications. Both products will continue to support other industry commerce and content offerings. Open Market's other products, ShopSite and LiveCommerce, will continue to exist as standalone products, with key catalog features being added over time as enhancements or modules to the IPS application.

For global enterprise customers and international organizations, the merger brings the content and commerce management capabilities of FutureTense IPS to a worldwide audience through Open Market's distribution channels in Europe and Asia Pacific.

About FutureTense

FutureTense, Inc., headquartered in Acton, Mass., is a leading developer of technology solutions that enable organizations to manage and deliver high-impact, interactive Web sites that support their e-business objectives. The FutureTense Internet Publishing System (IPS) is a robust technology platform that streamlines the development, production, delivery and maintenance of large, dynamic Web sites through the integration of content acquisition and management, personalization, workflow, design, and content delivery. Among the many companies currently using FutureTense's powerful content management and delivery system are Chase Manhattan Bank, The New York Times, Newsweek, and The Washington Post. FutureTense has won prestigious industry awards including being named to Upside Magazine's Hot 100 Companies for 1999, and Red Herring Magazine's Herring 100 - Top Private Companies in 1999 "Reader's Choice Award."
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About Open Market

Founded in 1994, Open Market, Inc. (NASDAQ: OMKT-news) is the market-share leader in Internet commerce software with more than 25,000 merchant licenses sold worldwide. Open Market's high-performance application software products and professional services allow its customers to engage in business-to-consumer and business-to-business Internet commerce, information commerce, and commercial publishing. Among Open Market's distinguished roster of global customers are many of the most popular domains on the Web, including Lycos.com, AOL.com, and the Wall Street Journal Interactive Edition; major industrials such as Acer, Ingram Micro, Milacron, and Siemens; and 10 of the world's top 13 national telephone companies. The company, headquartered in Burlington, Massachusetts, has a presence in 30 countries. Open Market's international head office is in the UK with additional offices in Australia, Canada, France, Germany, Italy, Japan and The Netherlands. Open Market can be reached by calling 1-888-OPEN-MKT (toll-free) or 1-781-359-3000 in the U.S. or +44 (0)1753 838 000 in the UK or by
visiting http://www.openmarket.com.

This news release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the company's limited operating history, the company's ability to integrate FutureTense in its operations, delays in product development, development of the Internet market, changes in product pricing policies, competitive pressures, and the risk factors detailed from time to time in the company's periodic reports and registration statements filed with the Securities and Exchange Commission.

Open Market, Transact, LiveCommerce, and ShopSite are trademarks or registered trademarks of Open Market, Inc. in the United States and other countries. IPS is a trademark of FutureTense, Inc. All other names are used for identification purposes only and may be trademarks of their respective owners.